As filed with the Securities and Exchange Commission on March 4, 2011

Registration No. 333-165000

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

Form S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Bunge Limited
(Exact name of registrant as specified in its charter)

Bermuda	98-0231912
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

50 Main Street
White Plains, New York 10606
(914) 684-2800
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Carla L. Heiss
Assistant General Counsel
(914) 684-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lona Nallengara
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-165000) of the registrant filed with the Securities and Exchange Commission on February 19, 2010 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17 of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 4th day of March, 2011.

BUNGE LIMITED

By:	/s/ ALBERTO WEISSER

Name: Alberto Weisser
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALBERTO WEISSER
Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	March 4, 2011

/s/ ANDREW J. BURKE
Andrew J. Burke	Chief Financial Officer	March 4, 2011

*
Karen Roebuck	Controller	March 4, 2011

*
Ernest G. Bachrach	Director	March 4, 2011

*
Enrique H. Boilini	Director	March 4, 2011

*
Jorge Born, Jr.	Director	March 4, 2011

*
Michael H. Bulkin	Director	March 4, 2011

*
Octavio Caraballo	Director	March 4, 2011

Francis Coppinger	Director

*
Bernard de La Tour d’Auvergne Lauraguais	Director	March 4, 2011

*
William Engles	Director	March 4, 2011

*
L. Patrick Lupo	Deputy Chairman and Director	March 4, 2011

Signature	Title	Date

*
Larry G. Pillard	Director	March 4, 2011

/s/ ALBERTO WEISSER
Bunge Limited, U.S. Office By: Alberto Weisser Chief Executive Officer	Authorized Representative in the United States	March 4, 2011

* The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ ALBERTO WEISSER
	Alberto Weisser	Attorney-in-Fact	March 4, 2011